[KPMG LLP Letterhead]




                                                                   Exhibit 23.01
                        Consent of KPMG LLP

The Board of Directors
Comdisco, Inc.:

We consent to incorporation by reference in Registration Statement No. 33-20715 on Forms S-8 and S-3, Registration Statement No. 333-65535 on Form S-3, Registration Statement No. 333-12765 on Form S-8, Registration Statement No. 333-32215 on Form S-8, Registration Statement No. 333-45263 on Form S-8, Registration Statement No. 333-50001 on Form S-8, and Registration Statement No. 333-87725 on Form S-3 of Comdisco, Inc. of our reports dated November 2, 1999, relating to the consolidated balance sheets of Comdisco, Inc. and subsidiaries as of September 30, 1999 and 1998 and the related consolidated statements of earnings, stockholders equity, and cash flows for each of the years in the three-year period ended September 30, 1999, and the related schedule, which reports appear, or are incorporated by reference, in the September 30, 1999 annual report on Form 10-K of Comdisco, Inc.

/s/ KPMG LLP

Chicago, Illinois
DECEMBER 21, 1999

                                      -46-